George Putnam
                                   Chairman of the Trustees
                                   The Putnam Funds
                                   One Post Office Square
                                   Boston, Massachusetts
02109


PUTNAM LOGO

(Date)

Dear Shareholder:

You recently received a proxy statement requesting your vote on important proposals. Our records show that we have not received your completed ballot. Your vote is important. PLEASE CAST YOUR BALLOT. We have included another copy of the proxy ballot and a business reply envelope for your convenience.

PUTNAM MANAGEMENT AND THE TRUSTEES BELIEVE THAT THESE
PROPOSALS WOULD BE IN THE BEST INTERESTS OF SHAREHOLDERS.

In closing, we ask you to consider the proposals carefully.
Should you have any questions, please consult your financial advisor or contact a Putnam customer service representative at 1-800-225-1581.

Sincerely,

/s/George Putnam
George Putnam



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